Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA THIRD QUARTER 2023

3Q 2023 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 20, 23 and 24 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Acquisitions and Financing Receivables 4 Mortgage and Mezzanine Loan Originations 5 Joint Ventures 6 Purchase Options and Renovations & Expansions 7 PORTFOLIO Overview 8-9 Diversification Operators 10-11 Maturity 12 Geography, MSA, Age of Portfolio 13-14 Real Estate Investments Metrics 15 FINANCIAL Enterprise Value 16 Debt Metrics 17 Debt Maturity 18 Financial Data Summary 19-20 Consolidated Statements of Income 21 Consolidated Balance Sheets 22 Funds from Operations 23-24 ESG and GLOSSARY ESG (Environmental, Social & Governance) 25-26 Glossary 27-28 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



MANDI HOGAN
Senior Vice President
of Marketing, Investor
Relations and ESG



PETER LYEW
Vice President,
Director of Tax



MIKE BOWDEN
Vice President,
Investments



RACHEL SON
Vice President
and Controller



ERIC SMITH
Vice President
of Facilities and
Capital Projects

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Director
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
JAMES PIECZYNSKI	Investment Committee Chairman
DEVRA SHAPIRO	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

STEVEN VALIQUETTE	Barclays
JUAN SANABRIA	BMO Capital Markets Corp.
JOE DICKSTEIN	Jefferies LLC
AARON HECHT	JMP Securities, LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MIKE CARROLL	RBC Capital Markets Corporation
STEVE MANAKER	Stifel, Nicolaus & Company, Inc.
RICHARD ANDERSON	Wedbush
CONNOR SIVERSKY	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
2829 Townsgate Road
Suite 350
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q 2023 SUPPLEMENTAL REPORT
3

REAL ESTATE ACTIVITIES – INVESTMENTS - 2022-2023 YTD
(DOLLAR AMOUNTS IN THOUSANDS)

2022 - $176,400 OF INVESTMENTS



Mezzanine Loans
14.2%
Mortgage Loans
20.3%
Acquisitions
30.6%
Financing Receivables
34.9%

2023 YTD - $257,851 OF INVESTMENTS



Mortgage Loans
30.4%
Mezzanine Loans
6.6%
Acquisitions
17.4%
Financing Receivables
45.6%

ACQUISITIONS

DATE		# OF PROPERTIES	PROPERTY TYPE	# BEDS/ UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022	4/1	4	SNF	339 beds	Various cities in TX	Ignite Medical Resorts	2017-2018	8.00%	$ 51,534 (1)
2023	6/1	1	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	2019-2022	8.25%	$ 54,134 (2)

(1) The lease term is 10 years, with two 5-year renewal options, and contains a purchase option beginning in the sixth lease year through the end of the seventh lease year. Rent will increase annually beginning on the third anniversary of the lease by 2.0% to 4.0% based on the change in the Medicare Market Basket Rate. Additionally, we provided a 10-year working capital loan at 8.00% for the first year increasing to 8.25% for the second year then increasing annually with the lease rate. During 2023, the working capital loan was fully repaid. Accordingly, the working capital commitment has been terminated.

(2) We contributed $45,000 to a $54,134 joint venture ("JV") for the purchase of an independent living, assisted living and memory care campus in Ohio. The seller, LTC's JV partner, has the option to purchase the campus during the third and fourth lease years, with an exit IRR of 9.75%. The campus was leased to an affiliate of Encore Senior Living ("Encore") under a 10-year term at an initial yield of 8.25% on LTC's allocation of the JV investment. We committed to fund $2,100 of lease incentives under the new lease. See Consolidated Joint Ventures on page 6 for further discussion.

FINANCING RECEIVABLES[1]

DATE		# OF PROPERTIES	PROPERTY TYPE	# OF BEDS/UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
2022	9/8	3	SNF	299 beds	Various cities in FL	PruittHealth	2018-2021	7.25%	$ 75,825 (2)
2023	1/5	11	ALF/MC	523 units	Various cities in NC	ALG Senior	1988-2018	7.25%	121,321 (3)

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We entered into a JV with an affiliate of PruittHealth, Inc. ("PruittHealth") and contributed $61,661 into the JV that purchased three skilled nursing centers. The JV leased the centers to PruittHealth under a 10-year master lease, with two five-year renewal options and provided PruittHealth with a purchase option, exercisable at the beginning of the fourth year through the end of the fifth year. See Consolidated Joint Ventures on page 6.

(3) We entered into a JV with an affiliate of ALG Senior and contributed $117,490 into the JV that purchased 11 assisted living and memory care communities. The JV leased the communities to an affiliate of ALG Senior under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year, and the remaining properties at the beginning of the fourth lease year through the end of the sixth lease year, with an exit IRR of 9.00% on any portion of the properties being purchased. See Consolidated Joint Ventures on page 6.

3Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS | 4

REAL ESTATE ACTIVITIES – INVESTMENTS - 2022-2023 YTD
(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE		# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
2022	5/5	4	ALF	217 units	Various cities in NC	ALG Senior	Jun-2026	7.25% (1)	$ 35,074	$ 33,842	$ 1,232 (1)
	5/5	— (2)	OTH	N/A	Mills River, NC	ALG Senior	Jun-2026	7.25%	826	826	—
		4		217 units					$ 35,900	$ 34,668	$ 1,232
2023	1/5	1	MC	45 units	Canton, NC	ALG Senior	Jan-2025	7.25% (3)	$ 10,750	$ 10,750	$ —
	2/16	1	ILF/ALF/MC	203 units	Atlanta, GA	Galerie Management	Oct-2024	7.50% (4)	51,111	51,111	—
	6/2	1	SNF	150 beds	Hanover Park, IL	Ignite Medical Resorts	Jun-2028	8.75%	16,500	16,500	—
	7/27	1	ALF/MC	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	19,500 (5)	—	19,500 (5)
		4		333 units/150 beds					$ 97,861	$ 78,361	$ 19,500

(1) The initial rate is 7.25% with an 8.00% IRR. The initial additional commitment is for working capital, which was undrawn and expired in May 2023.
(2) Represents a mortgage loan on a parcel of land adjacent to one of the assisted living communities secured under the $35,074 ALG mortgage loan. The land is being held for the future development of a seniors housing community. The initial rate is 7.25% with an 8.00% IRR.
(3) The initial rate is 7.25% with a 9.00% IRR.
(4) Invested in an existing mortgage loan refinancing certain existing banks and our outstanding $7,461 mezzanine loan originated in 4Q18. The initial rate is 7.5% yield with a 7.75% IRR. We expect to record GAAP and cash interest income from this mortgage loan during 2023 of $3,441.
(5) Committed to fund the construction of an assisted living and memory care community in Michigan. The borrower contributed $12,100 of equity which will initially fund the construction. Once all of the borrower's equity has been drawn, we will begin funding the commitment which is expected to be in early 2024. The loan term is approximately three years at a rate of 8.75%, and includes two, one-year extensions, each of which is contingent on certain coverage thresholds. Our investment will represent approximately 62% of the total investment.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION
2022	5	ILF/ALF/MC	621 units	Various cities in OR & MT	The Springs Living	May-2027 (1)	8.00% (1)	$ 25,000
2023	1	ILF/ALF/MC	130 units	Alpharetta, GA	Galerie Management	Jun-2028 (2)	8.75%	$ 17,000

(1) The loan includes two 12-month extension options. The initial cash rate is 8.00% with a 11.00% IRR. Our investment represents approximately 12.00% of the total investment.
(2) The initial cash rate is 8.75% with a 12.00% IRR. Our investment represents approximately 74% of the estimated project cost. The loan will also be utilized for the construction of 89 additional units.

3Q 2023 SUPPLEMENTAL REPORT

INVESTMENTS | 5

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD
(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340
2020	1	UDP-ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000
	2		362 units					$ 19,340

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 14.00%. Our investment represents 11.00% of the total estimated project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and prior to the end of the first renewal term of the lease. The estimated project completion is 4Q23.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT PURPOSE	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC COMMITMENT	LTC CONTRIBUTION
2017	ILF/ALF/MC	110 units	Cedarburg, WI	Tealwood Senior Living	Owned Real Estate	$ 22,244	$ 2,305	—	$ 19,939
2017	ALF	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	11,660	1,241	—	10,419
		197 units				33,904	3,546	—	30,358
2018	ALF/MC	78 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	18,978	1,090	—	17,888
2018	ILF	89 units	Medford, OR	Fields Senior Living	Owned Real Estate(1)	14,651	2,907	—	11,744
		167 units				33,629	3,997	—	29,632
2022	SNF	299 beds	Various cities in FL	PruittHealth	Owned Real Estate(2)	75,986	14,325	—	61,661
2023	ALF/MC	523 units	Various cities in NC	ALG Senior	Owned Real Estate(3)	121,321	3,831	—	117,490
2023	ILF/ALF/MC	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate(4)	56,234	9,134	1,096	46,004
		765 units				177,555	12,965	1,096	163,494
		1,129 units/299 beds				$ 321,074	$ 34,833	$ 1,096	$ 285,145

(1) Represents a single joint venture with ownership in two properties.

(2) We entered into a JV with an affiliate of PruittHealth and the JV purchased three skilled nursing centers. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets.* See Financing Receivables on page 4 for further discussion.

(3) We entered into a JV with an affiliate of ALG Senior to purchase 11 assisted living/memory care communities. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets.* See Financing Receivables on page 4 for further discussion.

(4) See Acquisitions on page 4 for further discussion.

3Q 2023 SUPPLEMENTAL REPORT INVESTMENTS I 6

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS AND RENOVATIONS & EXPANSIONS
(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

STATE	# OF PROPERTIES	PROPERTY TYPE	GROSS INVESTMENTS	ANNUALIZED GAAP REVENUE	OPTION WINDOW
California	2	ALF/MC	$ 38,895	$ 2,876	2023-2029
Florida	1	MC	7,680	664	2029
Florida	3	SNF	76,712	5,616	2025-2027 (1)
North Carolina	11	ALF/MC	121,321	9,706	2025-2028 (1)
Ohio	1	MC	16,161	230	2024-2025
Ohio	1	ILF/ALF/MC	54,714	3,900	2025-2027 (2)
South Carolina	1	ALF/MC	11,680	907	2029
Tennessee	2	SNF	5,275	986	2023-2024
Texas	4	SNF	52,426	4,409	2027-2029 (3)
Total	26		$ 384,864	$ 29,294	

(1) See Financing Receivables on page 4 for further discussion.
(2) See Acquisitions on page 4 for further discussion.
(3) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated. See Acquisitions on page 4 for further discussion.

RENOVATIONS & EXPANSIONS: MORTGAGE LOANS

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	PROJECT TYPE	LOCATION	OPERATOR	CONTRACTUAL INITIAL CASH YIELD	INVESTMENT COMMITMENT	3Q23 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
— (1)	2021	1	ALF/MC	Expansion	Ocala, FL	Pointe Group Care	7.75%	$ 4,177	$ 181	$ 4,177	$ —
— (2)	2021	13	ILF/ALF/MC	Renovation	Various cities in NC and SC	ALG Senior	7.25%	6,098	1,476	5,178	920
— (3)	2023	1	ALF/MC	Construction	Lansing, MI	Encore Senior Living	8.75%	19,500	—	—	19,500
		15						$ 29,775	$ 1,657	$ 9,355	$ 20,420

(1) This commitment is part of a $16,707 loan commitment for the construction of a memory care addition to the property. The expansion project was completed in September 2023.
(2) This commitment is part of a $59,250 loan commitment secured by 13 properties, (12) North Carolina and (1) South Carolina. Interest payment increases upon each funding.
(3) Committed to fund a mortgage loan for the construction of an assisted living and memory care community in Michigan. The borrower contributed $12,100 of equity which will initially fund the construction. Once all of the borrower's equity has been drawn, we will begin funding the commitment which is expected to be in early 2024. See Mortgage Loans on page 5 for further discussion.

3Q 2023 SUPPLEMENTAL REPORT INVESTMENTS I 7

PORTFOLIO OVERVIEW

(AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

BY INVESTMENT TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT	TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2023 REVENUES[1]	% OF REVENUES	INCOME STATEMENT LINE
Owned Portfolio	143	$ 1,405,848	65.0%	$ 114,687	64.1%	Rental Income
Financing Receivables	14	198,033	9.1%	12,818	7.1%	Interest Income from Financing Receivables
Mortgage Loans	44	478,344	22.1%	45,905	25.7%	Interest Income from Mortgage Loans
Notes Receivable	6	63,693	2.9%	3,945	2.2%	Interest and Other Income
Unconsolidated Joint Ventures	1	19,340	0.9%	1,504	0.9%	Income from Unconsolidated Joint Ventures
Total	208	$ 2,165,258	100.0%	$ 178,859	100.0%	

BY PROPERTY TYPE	# OF PROPERTIES	GROSS INVESTMENT	% OF INVESTMENT
Assisted Living	130	$ 1,149,589	53.1%
Skilled Nursing	77	987,877	45.6%
Other[2]	1	14,792	0.7%
Under Development	—	13,000	0.6%
Total	208	$ 2,165,258	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) Includes one behavioral health care hospital and three parcels for land held-for-use, a parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and a parcel of land securing a first mortgage held for future development of a seniors housing community.



29
Operators
27
States
208 Properties

GROSS INVESTMENT BY INVESTMENT TYPE



Mortgage Loans*
22.1%
Financing Receivables
9.1%
Notes Receivable
2.9%
Unconsolidated Joint Ventures
0.9%
Owned Portfolio
65.0%

*Weighted average maturity @ 9/30/23 – 12.0 years

GROSS INVESTMENT BY PROPERTY TYPE



Skilled Nursing
45.6%
Assisted Living
53.1%
Other
0.7%
Under Development
0.6%

3Q 2023 SUPPLEMENTAL REPORT

PORTFOLIO I 8

PORTFOLIO OVERVIEW – DETAIL
(AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2023	
OWNED PORTFOLIO	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**RENTAL INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	92	$ 800,963	37.0%	$ 54,802	30.6%
Skilled Nursing	50	592,880	27.4%	58,882	32.9%
Other	1	12,005	0.6%	1,003	0.6%
Total	143	$ 1,405,848	65.0%	$ 114,687	64.1%

FINANCING RECEIVABLES	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**FINANCING INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	11	$ 121,321	5.6%	$ 7,198	4.0%
Skilled Nursing	3	76,712	3.5%	5,620	3.1%
Total	14	$ 198,033	9.1%	$ 12,818	7.1%

MORTGAGE LOANS	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**MORTGAGE LOANS INTEREST INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	20	$ 170,941	7.9%	$ 11,434	6.4%
Skilled Nursing	24	304,616	14.1%	34,262	19.2%
Other	—	2,787	0.1%	209	0.1%
Total	44	$ 478,344	22.1%	$ 45,905	25.7%
REAL ESTATE INVESTMENTS	201	$ 2,082,225	96.2%	$ 173,410	96.9%

NOTES RECEIVABLE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**INTEREST AND OTHER INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	6	$ 50,024	2.3%	$ 3,387	1.9%
Skilled Nursing	—	13,669	0.6%	558	0.3%
Total	6	$ 63,693	2.9%	$ 3,945	2.2%

UNCONSOLIDATED JOINT VENTURES	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**UNCONSOLIDATED JV INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	1	$ 6,340	0.3%	$ 450	0.3%
Under Development	—	13,000	0.6%	1,054	0.6%
Total	1	$ 19,340	0.9%	$ 1,504	0.9%
TOTAL INVESTMENTS	208	$ 2,165,258	100.0%	$ 178,859	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

RENTAL INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
30.6%
32.9%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
4.0%
3.1%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
6.4%
19.2%
0.1%
ALF
SNF
OTH

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)



5.0%
2.5%
0.0%
1.9%
0.3%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



1.0%
0.5%
0.0%
0.3%
0.6%
ALF
SNF

3Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 9

PORTFOLIO DIVERSIFICATION – 29 OPERATORS

(AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	# OF PROPS	ANNUALIZED ACTUAL CASH(1)(2)	%	ANNUALIZED CONTRACTUAL CASH(1)(2)(3)	%	ANNUALIZED GAAP(1)(3)	%	GROSS INVESTMENT	%
Prestige Healthcare (5)	24	$ 24,329	13.8%	$ 27,929	15.4%	$ 32,751	17.5%	$ 272,767	12.6%
ALG Senior	42	18,080	10.3%	18,080	10.0%	19,285	10.3%	310,789	14.4%
Brookdale Senior Living (5)	35	15,418	8.8%	15,418	8.5%	15,413	8.3%	106,921	4.9%
Anthem Memory Care (5)	12	11,040	6.3%	11,040	6.1%	11,030	5.9%	156,054	7.2%
Carespring Health Care Management	4	10,769	6.1%	10,769	5.9%	11,195	6.0%	102,940	4.8%
HMG Healthcare (4)	13	10,592	6.0%	10,592	5.8%	10,583	5.7%	176,644	8.2%
Ignite Medical Resorts	7	9,251	5.3%	9,251	5.1%	9,251	5.0%	105,393	4.9%
Ark Post Acute Network	7	9,110	5.2%	9,110	5.0%	8,257	4.4%	71,742	3.3%
Genesis Healthcare	6	9,027	5.1%	9,027	5.0%	9,027	4.8%	50,630	2.3%
Fundamental	5	7,840	4.5%	7,840	4.3%	6,944	3.7%	65,798	3.0%
All Others (5)	53	50,260	28.6%	52,474	28.9%	53,120	28.4%	745,580	34.4%
	208	$ 175,716	100.0%	$ 181,530	100.0%	$ 186,856	100.0%	$ 2,165,258	100.0%

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income.
(2) The difference between Annualized Actual Cash and Annualized Contractual Cash at September 2023 is due to deferred rent and interest payments and abatements provided in September 2023.
(3) The difference between Annualized Contractual Cash and Annualized GAAP at September 2023 is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 19.
(4) Includes annual cash rent of $8,000 and annual GAAP rent of $7,991 from the HMG 11 skilled nursing centers portfolio master lease in 2023.
(5) See Operator Update on page 11 for further discussion.

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	79 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	149 Properties	7 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	672 Properties	41 States
ANTHEM	Privately Held	Exclusively MC	20 Properties	8 States
CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	17 Properties	2 States

HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States
IGNITE	Privately Held	SNF/ALF	19 Properties	6 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 250 Properties	22 States
FUNDAMENTAL	Privately Held	SNF/MC Hospitals & Other Rehab	75 Properties	7 States

3Q 2023 SUPPLEMENTAL REPORT
PORTFOLIO I 10

3Q 2023 SUPPLEMENTAL REPORT PORTFOLIO I 11 REVENUE UPDATES During 3Q23, we collected 96.9% or $36,851 of contractual rent and mortgage interest income. We deferred, net of repayments, 1.4% or $516 of contractual rent and mortgage interest income and provided 1.7% or $645 of abated rent to an existing operator. Deferred $900 in interest payments during 3Q23 under our previously disclosed agreement to defer $1,500, or up to $300 per month for May through September 2023, in interest payments due on a mortgage loan secured by 15 skilled nursing centers located in Michigan which are operated by Prestige Healthcare. Subsequent to September 30, 2023, we amended the loan. As part of the amendment, we have drawn down $2,767 of the $4,945 letter of credit from Prestige to repay all deferred interest outstanding through October 2023. We will further draw down approximately $334 in each of November and December 2023 to be applied toward interest due on the loan at that point. As a result, we expect to receive all contractual interest of $19,539 due from Prestige in 2023. Beginning on January 1, 2024, the minimum mortgage interest payment due to us will be based on an annual current pay rate of 8.5% on the outstanding loan balance. The contractual interest rate on the loan of 10.8% as of January 1, 2024 remains unchanged. From retro-active Medicaid funds due to Prestige, we expect our letter of credit will be replenished in 2024 and Prestige will be able to pay all contractual interest during 2024 and 2025. We received the full deferred rent repayments of $384 related to a master lease on three assisted living communities with a total of 258 units. Provided $645 of abated rent during 3Q23 and $215 of abated rent in October 2023 to the same operator for whom abated rent has been previously provided. We agreed to provide rent abatements up to $215 per month through the end of 2023, pursuant to a master lease covering two assisted living communities. We are evaluating options for these communities. In regard to our transitioned ALF portfolios with quarterly market-based rent resets, we sold five of the transitioned ALF properties during 3Q23 and recorded a gain of $4,870. Accordingly, the rent we expected to receive from these portfolios during 2023 decreased from $720 to $561. For our transitioned SNF portfolio to HMG, we expect to receive $8,000 in rent during 2023. Anthem paid us the agreed upon annual cash rent of $10,800 in each of 2022 and 2021 and we expect to receive $10,800 of annual cash rent from Anthem during 2023 and 2024. During 1Q23, we transitioned a 60-unit memory care community located in Ohio to Anthem. Under a new two-year lease, no rent was paid through May 2023, after which cash rent is based on mutually agreed upon fair market rent. The first quarterly rent for the period June through August 2023 was set at $45 and paid in August 2023. The second quarterly rent for the period September through November was set at $60 and is payable in November 2023, at which time rent will be reset for the following three months. Anthem is current on agreed upon rent payments through October 2023. We receive regular financial performance updates from Anthem and continue to monitor their performance obligations under the master lease agreement. PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE (DOLLAR AMOUNTS IN THOUSANDS) Brookdale Senior Living (“Brookdale”) elected not to exercise its renewal option under a master lease that matures on December 31, 2023. Brookdale is obligated to pay rent on the portfolio of 35 assisted living communities through maturity. As previously announced, we re-leased 10 of the properties, six in Colorado and four in Kansas, back to Brookdale under a new six-year master lease commencing on January 1, 2024. Rent in the first lease year is $8,000, escalating by approximately 2.0% annually. The lease includes a purchase option that can be exercised in 2029. We also agreed to fund $4,500 for capital expenditures for the first two years of the lease at an initial rate of 8.0%, escalating by approximately 2.0% annually thereafter. We amended the new master lease to add seven additional properties, including one in Ohio with 42 assisted living units, and six in Texas with a total of 235 assisted living units. As a result of this amendment, Brookdale will operate 17 properties under the new master lease with the initial annual rent of $9,325 and the capital expenditure commitment will be $7,150. Additionally, the new master lease provides Brookdale with a purchase option on these seven properties. For the remaining 18 properties, we plan to sell seven, while leasing 11 to different operators. Of the seven properties being sold, four in Florida will be sold for $18,750, and three in South Carolina will be sold for $8,428. We anticipate receiving $20,000-$21,000 in proceeds, net of transaction costs and seller financing, as a result of these sales. Of the 11 properties being re-leased, six properties in Oklahoma, with a total of 219 assisted living units, will be operated under a new master lease by a current LTC operator, which we anticipate will commence on November 1, subject to the issuance of licensure to the new operator. The lease term is for three years, with one four-year extension period. Rent in the first year is set at $960, increasing to $984 in the second year, and $1,150 in the third year. Additionally, the master lease includes a purchase option that can be exercised starting in November 2027 through October 2029 if the lessee exercises its four-year extension option. We are currently working on finalizing a new lease for another five properties located in North Carolina with a total of 210 assisted living units. This new lease is expected to commence on January 1, 2024. Brookdale is current on agreed upon rent payments through October 2023. LEASE RENEWALS

3Q 2023 SUPPLEMENTAL REPORT 8.2% 5.1% 4.7% 9.8% 6.1% 2.2% 4.0% 1.8% 19.5% 8.2% 3.4% 3.6% 1.5% 0.8% 16.9% 0.3% 1.8% 1.2% 0.1% 0.8% 0.0% 10.0% 20.0% 30.0% 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter RENTAL FINANCING INTEREST OTHER NOTES JV (As a % of Total Annualized GAAP Income) Near Term Maturities:  One lease in 2023 with an annualized GAAP income totaling $15.4 million(4)  Four leases and five loans in 2024 with an annualized GAAP income totaling $16.5 million  Five leases and four loans in 2025 with an annualized GAAP income totaling $15.6 million  As of September 30, 2023, approximately 92% of owned properties are covered under master leases and approximately 92% of rental revenues come from master leases or cross-default leases. PORTFOLIO DIVERSIFICATION - MATURITY (AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) % OF % OF % OF % OF % OF ANNUALIZED % OF YEAR TOTAL TOTAL TOTAL TOTAL TOTAL TOTAL 2023 15,413 $ (4) 13.4% — $ — — $ — — $ — — $ — 15,413 $ 8.2% 2024 9,618 (2) 8.4% — — 6,347 13.0% 541 8.6% — — 16,506 8.8% 2025 8,836 7.7% — — 6,776 13.8% — — — — 15,612 8.3% 2026 18,377 16.0% — — 2,749 5.6% — — — — 21,126 11.3% 2027 11,341 9.9% — — — — 3,356 53.6% — — 14,697 7.9% 2028 4,125 3.6% — — 1,464 3.0% 2,239 35.8% — — 7,828 4.2% 2029 7,387 6.4% — — — — — — — — 7,387 4.0% 2030 3,351 2.9% — — — — 126 2.0% — — 3,477 1.9% Thereafter 36,325 31.7% 15,322 100.0% 31,659 64.6% — — 1,504 100.0% 84,810 45.4% Total 114,773 $ 100.0% 15,322 $ 100.0% 48,995 $ 100.0% 6,262 $ 100.0% 1,504 $ 100.0% 186,856 $ 100.0% RENTAL UNCONSOLIDATED INCOME FINANCING OTHER NOTES INCOME INCOME MORTGAGE INTEREST INCOME JV INCOME(3) GAAP INCOME(1) PORTFOLIO I 12 (1) See Annualized GAAP income definition in the Glossary and (3) below. (2) Includes annual GAAP rent of $7,991 from HMG 11 skilled nursing centers portfolio master lease in 2023. (3) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date. (4) Brookdale elected not to exercise its renewal option under a master lease that matures on December 31, 2023. See page 11 for further discussion.

3Q 2023 SUPPLEMENTAL REPORT States in which we have some of the highest concentration of properties are states with the highest projected increases in the 80+ population cohort over the next decade. PORTFOLIO I 13 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF SEPTEMBER 30, 2023) 27 STATES * Behavioral health care hospital SNF (77) ALF (130) OTH* (1) LAND (5) UDP (1) CA WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 20 1 1 3 1 2 4 2 1 3 6 17 33 6 8 8 3 13 5 6 1 22 2 5 7 1 1 3 1 2 5 2 2 MI 1 1 LA 2 Represents 10 states with the highest projected increases in the 80+ population cohort from year 2020 to year 2030 Source: The American Senior Housing Association, Winter 2018, Population Growth Forecast by State 1

3Q 2023 SUPPLEMENTAL REPORT 47.4% 19.2% 24.5% 5.9% 3.0% 0.0% 20.0% 40.0% 60.0% 80.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 21 years 15 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2021, as estimated by the United States Census Bureau. Approximately 67% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (27 STATES) (AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPS % ALF % SNF % UDP % % Texas 37 329,545 $ 15.4% 73,216 $ 6.4% 256,329 $ 26.3% — $ — — $ — Michigan 24 281,159 13.1% 21,446 1.9% 258,770 26.6% — — 943 6.4% North Carolina 33 234,665 10.9% 233,839 20.5% — — — — 826 5.6% Florida 13 146,178 6.8% 36,601 3.2% 109,577 11.2% — — — — Ohio 10 142,483 6.6% 88,259 7.7% 54,224 5.6% — — — — Wisconsin 8 114,838 5.4% 100,892 8.8% 13,946 1.4% — — — — Colorado 13 105,330 4.9% 105,330 9.2% — — — — — — Illinois 6 105,132 4.9% 88,632 7.8% 16,500 1.7% — — — — Georgia 3 82,663 3.9% 82,663 7.2% — — — — — — California 4 69,709 3.3% 52,077 4.6% 17,632 1.8% — — — — All Others 57 531,863 24.8% 258,610 22.7% 247,230 25.4% 13,000 100.0% 13,023 88.0% Total 208 2,143,565 $ 100.0% 1,141,565 $ 100.0% 974,208 $ 100.0% 13,000 $ 100.0% 14,792 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $21,693 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use, one parcel of land securing a first mortgage held for future development of a post-acute skilled nursing center and one parcel of land securing a first mortgage held for future development of a seniors housing community.

3Q 2023 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after January 1, 2022. (2) The coverage and occupancy levels at our properties may be adversely affected if COVID-19 or another pandemic results in infections on a large scale at our properties, early resident move-outs, our operators delay accepting new residents due to quarantines, and/or potential occupants postpone moving to a senior housing facility, and/or residents delay or postpone elective surgeries at hospitals. ASSISTED LIVING SKILLED NURSING 1.42 1.44 1.90 1.92 71.3% 72.0% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 2.00x 4.00x 1Q23 2Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 0.95 1.02 1.18 1.26 79.5% 81.4% 70.0% 80.0% 90.0% 100.0% 0.00x 0.50x 1.00x 1.50x 1Q23 2Q23 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics include CSF, as allocated/reported by operators. Excluding CSF, the 2Q23 normalized EBITDAR and EBITDARM coverages were 1.14x and 1.62x, respectively, and 1.13x and 1.61x, respectively, for 1Q23. Occupancy represents the average TTM occupancy. For the 92% of the reported SPP SNF, average monthly occupancy was 73% in September 2023, 72% in June 2023, 73% in March 2023 and 71% in January 2023. ALF metrics include Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. Excluding CSF, the 2Q23 normalized EBITDAR and EBITDARM coverages were 0.85x and 1.09x, respectively, and 0.81x and 1.04x, respectively, for 1Q23. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. For the 96% of the reported SPP ALF, spot occupancy was 85% at September 30, 2023, 82% at June 30, 2023, 81% at March 31, 2023 and 81% at January 31, 2023. PORTFOLIO I 15 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2023 AND MARCH 31, 2023) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS (1)(2)

3Q 2023 SUPPLEMENTAL REPORT SEPTEMBER 30, 2023 Revolving line of credit - WA rate 6.6% 362,250 $ Term loans, net of debt issue costs - WA rate 2.7% (1) 99,620 Senior unsecured notes, net of debt issue costs - WA rate 4.2% (2) 494,353 Total debt - WA rate 5.0% 956,223 41.8% No. of shares Common stock 41,411,693 32.13 $ (3) 58.2% 1,330,558 Total Market Value 1,330,558 $ 2,286,781 100.0% Add: Non-controlling interest 34,974 Less: Cash and cash equivalents (11,302) $ 2,310,453 Debt to Enterprise Value 41.4% Debt to Annualized Adjusted EBITDAre (4) 6.0x TOTAL VALUE ENTERPRISE VALUE CAPITALIZATION DEBT EQUITY Closing Price 9/30/2023 (1) Represents outstanding balance of $100,000, net of debt issue costs of $380. (2) Represents outstanding balance of $495,660 net of debt issue costs of $1,307. (3) Closing price of our common stock as reported by the NYSE on September 29, 2023, the last trading day of 3Q23. (4) See page 20 for Reconciliation of Annualized Adjusted EBITDAre. FINANCIAL I 16 ENTERPRISE VALUE (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

3Q 2023 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 17 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) 35.8% 29.8% 38.4% 34.9% 37.4% 34.2% 42.1% 41.4% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2020 2021 2022 3Q23 4.4x 4.9x 6.0x 4.4x 5.6x 4.3x 6.0x 3.2x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Adjusted EBITDAre Adjusted EBITDAre/ Fixed Charges 2020 2021 2022 3Q23 $89,900 $110,900 $130,000 $362,250 $510,100 $289,100 $270,000 $37,750 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 2020 2021 2022 3Q23 Balance Available

3Q 2023 SUPPLEMENTAL REPORT Senior Unsecured Notes 51.8% Term Loans 10.4% Revolving Line of Credit 37.8% $362,250 $50,000 $50,000 $5,000 $49,160 $49,500 $51,500 $54,500 $55,000 $63,000 $67,000 $101,000 $- $100,000 $200,000 $300,000 $400,000 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (2) FINANCIAL I 18 DEBT MATURITY (AS OF SEPTEMBER 30, 2023, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LOANS(1) NOTES(1) TOTAL TOTAL 2023 — $ — $ 5,000 $ 5,000 $ 0.5% 2024 — — 49,160 49,160 5.1% 2025 362,250 50,000 49,500 461,750 48.2% 2026 — 50,000 51,500 101,500 10.6% 2027 — — 54,500 54,500 5.7% 2028 — — 55,000 55,000 5.7% 2029 — — 63,000 63,000 6.6% 2030 — — 67,000 67,000 7.0% Thereafter — — 101,000 101,000 10.6% Total 362,250 $ 100,000 $ (2) $ 495,660 (2) $ 100.0% 957,910 (1) Reflects scheduled principal payments. (2) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 22.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS)

	12/31/20	12/31/21	12/31/22	9/30/23
Gross investments	$ 1,737,795	$ 1,804,435	$ 1,959,442	$ 2,165,258
Net investments	$ 1,385,414	$ 1,426,070	$ 1,562,668	$ 1,759,791
Gross asset value	$ 1,811,867	$ 1,883,190	$ 2,052,687	$ 2,273,330
Total debt [1]	$ 649,382	$ 722,719	$ 767,854	$ 956,223
Total liabilities [1]	$ 683,680	$ 759,698	$ 805,796	$ 1,007,480
Total equity	$ 775,806	$ 745,127	$ 850,307	$ 860,383

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

NON-CASH REVENUE COMPONENTS

	3Q23	4Q23 [1]	1Q24 [1]	2Q24 [1]	3Q24 [1]
Straight-line rent adjustment	$ (747)	$ (508)	$ (600)	$ (638)	$ (679)
Amortization of lease incentives	(171)	(202)	(198)	(198)	(147)
Effective interest - Financing receivables	241	191	191	191	190
Effective interest - Mortgage loans receivable	2,280 [2]	(166) [2]	1,287	1,275	1,269
Effective interest - Notes receivable	175 [3]	349	349	349	349
Total non-cash revenue components	$ 1,778	$ (336)	$ 1,029	$ 979	$ 982

(1) For leases and loans in place at September 30, 2023 assuming no renewals, modifications or replacements.

(2) 3Q23 includes deferred interest of $900 and 4Q23 includes $1,500 repayment of deferred interest related to Prestige Healthcare. See page 11 for further discussion.

(3) Includes cash flow participation payment on a mezzanine loan.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2023	2022	Variance	2023	2022	Variance
Cash rent	$29,121	$28,180	$ 941 [1]	$ 87,260	$ 83,260	$ 4,000 [1]
Operator reimbursed real estate tax revenue	3,386	4,160	(774) [2]	9,846	12,161	(2,315) [2]
Straight-line rent (adjustment) income	(747)	(436)	(311) [3]	(1,635)	(963)	(672) [3]
Amortization of lease incentives	(171)	(319)	148	(610)	(921)	311
Total rental income	$31,589	$31,585	$ 4	$ 94,861	$ 93,537	$ 1,324

(1) Increase primarily due to rental income from acquisitions, rent received from transitioned portfolios, repayment of deferred rent and annual rent escalations offset by property sales.

(2) Decrease primarily due to property tax reassessment and properties sold partially offset by 2Q22 and 2Q23 acquisitions.

(3) Decrease primarily due to deferred rent repayment and normal amortization.

3Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 19

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED
	12/31/20	12/31/21	12/31/22	9/30/23
Net income	$ 95,677	$ 56,224	$ 100,584	$ 22,627
Less: Gain on sale of real estate, net	(44,117)	(7,462)	(37,830)	(4,870)
Less: Gain on insurance proceeds	(373) [(1)]	–	–	–
Add: Loss on unconsolidated joint ventures	758 [(2)]	–	–	–
Add: Impairment loss	3,977 [(3)]	–	3,422 [(7)]	–
Add: Interest expense	29,705	27,375	31,437	12,674
Add: Depreciation and amortization	39,071	38,296	37,496	9,499
EBITDAre	124,698	114,433	135,109	39,930
Add: Non-recurring items	22,841 [(4)]	5,947 [(5)]	824 [(8)]	–
Adjusted EBITDAre	**$ 147,539**	**$ 120,380**	**$ 135,933**	**$ 39,930**
Interest expense	$ 29,705	$ 27,375	$ 31,437	$ 12,674
Add: Capitalized interest	354	–	–	–
Fixed charges	**$ 30,059**	**$ 27,375**	**$ 31,437**	**$ 12,674**
Annualized Adjusted EBITDAre				$ 159,720
Annualized Fixed Charges				$ 50,696
Debt (net of debt issue costs)	$ 649,382	$ 722,719	$ 767,854	$ 956,223
Debt to Annualized Adjusted EBITDAre	4.4x	6.0x [(6)]	5.6x	6.0x [(6)]
Annualized Adjusted EBITDAre to Fixed Charges[(9)]	4.9x	4.4x	4.3x	3.2x

(1) Represents the gain from insurance proceeds related to previously sold properties.
(2) Represents a loss of $758 from the sale of properties comprising an unconsolidated joint venture.
(3) Represents an impairment loss relating to a 48-unit memory care in Colorado and a 61-unit assisted living community in Florida which was sold in 1Q21.
(4) Represents the $23,029 straight-line rent receivable write-off related to Senior Lifestyle, Genesis and another operator and the Senior Lifestyle lease incentives write-off of $185 offset by the gain from insurance proceeds ($373).
(5) Represents the Senior Care settlement payment ($3,895), the straight-line rent receivable write-off ($758), the provision for credit losses on mortgage loan originations ($869), and the 50% reduction of 2021 rent and interest escalations ($425).
(6) Increase due to additional borrowings for investments.
(7) Represents an impairment loss relating to a 60-unit memory care community in Kentucky, a 70-unit assisted living community in Florida which was sold in 1Q23, and a 48-unit memory care in Colorado.
(8) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the $75,825 acquisition accounted for as a financing receivable, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator partially offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.
(9) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

3Q 2023 SUPPLEMENTAL REPORT
FINANCIAL I 20

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2023	2022	2023	2022
Revenues				
Rental income	$ 31,589	$ 31,585	$ 94,861	$ 93,537
Interest income from financing receivables[(1)]	3,832	357	11,413	357
Interest income from mortgage loans	12,247	10,379	35,417	30,112
Interest and other income	1,635	1,182	5,358	3,308
Total revenues	49,303	43,503	147,049	127,314
Expenses				
Interest expense	12,674	7,941	34,595	22,607
Depreciation and amortization	9,499	9,385	28,085	28,202
Impairment loss	—	1,286	12,510	1,286
Provision for credit losses	189	795	2,107	1,454
Transaction costs	329	629	537	728
Property tax expense	3,271	4,179	9,751	12,180
General and administrative expenses	5,959	5,888	18,344	17,407
Total expenses	31,921	30,103	105,929	83,864
Other Operating Income				
Gain (loss) on sale of real estate, net	4,870	(387)	20,545	37,809
Operating Income	22,252	13,013	61,665	81,259
Income from unconsolidated joint ventures	375	376	1,127	1,127
Net Income	22,627	13,389	62,792	82,386
Income allocated to non-controlling interests	(430)	(99)	(1,287)	(301)
Net income attributable to LTC Properties, Inc.	22,197	13,290	61,505	82,085
Income allocated to participating securities	(147)	(131)	(440)	(481)
Net income available to common stockholders	$ 22,050	$ 13,159	$ 61,065	$ 81,604
Earnings per common share:				
Basic	$0.54	$0.33	$1.48	$2.06
Diluted	$0.54	$0.32	$1.48	$2.04
Weighted average shares used to calculate earnings per common share:				
Basic	41,153	40,270	41,127	39,658
Diluted	41,211	40,552	41,185	39,939
Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

3Q 2023 SUPPLEMENTAL REPORT
FINANCIAL I 21

CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SEPTEMBER 30, 2023	DECEMBER 31, 2022
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 123,919	$ 124,665
Buildings and improvements	1,260,891	1,273,025
Accumulated depreciation and amortization	(386,483)	(389,182)
Operating real estate property, net	998,327	1,008,508
Properties held-for-sale, net of accumulated depreciation: 2023–$11,590; 2022–$2,305	9,448	10,710
Real property investments, net	1,007,775	1,019,218
Financing receivables,[(1)] net of credit loss reserve: 2023–$1,981; 2022–$768	196,053	75,999
Mortgage loans receivable, net of credit loss reserve: 2023–$4,777; 2022–$3,930	473,567	389,728
Real estate investments, net	1,677,395	1,484,945
Notes receivable, net of credit loss reserve: 2023–$637; 2022–$589	63,056	58,383
Investments in unconsolidated joint ventures	19,340	19,340
Investments, net	1,759,791	1,562,668
Other assets:		
Cash and cash equivalents	11,302	10,379
Debt issue costs related to revolving line of credit	1,719	2,321
Interest receivable	54,605	46,000
Straight-line rent receivable	20,068	21,847
Lease incentives	2,193	1,789
Prepaid expenses and other assets	18,185	11,099
Total assets	$ 1,867,863	$ 1,656,103
LIABILITIES		
Revolving line of credit	$ 362,250	$ 130,000
Term loans, net of debt issue costs: 2023–$380; 2022–$489	99,620	99,511
Senior unsecured notes, net of debt issue costs: 2023–$1,307; 2022–$1,477	494,353	538,343
Accrued interest	3,893	5,234
Accrued expenses and other liabilities	47,364	32,708
Total liabilities	1,007,480	805,796
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2023–41,412; 2022–41,262	413	412
Capital in excess of par value	937,550	931,124
Cumulative net income	1,606,165	1,544,660
Accumulated other comprehensive income	8,596	8,719
Cumulative distributions	(1,727,315)	(1,656,548)
Total LTC Properties, Inc. stockholders' equity	825,409	828,367
Non-controlling interests	34,974	21,940
Total equity	860,383	850,307
Total liabilities and equity	$ 1,867,863	$ 1,656,103

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets.*

3Q 2023 SUPPLEMENTAL REPORT
FINANCIAL I 22

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2023	2022	2023	2022
GAAP net income available to common stockholders	$ 22,050	$ 13,159	$ 61,065	$ 81,604
Add: Impairment loss	—	1,286	12,510	1,286
Add: Depreciation and amortization	9,499	9,385	28,085	28,202
(Less) Add: (Gain) loss on sale of real estate, net	(4,870)	387	(20,545)	(37,809)
NAREIT FFO attributable to common stockholders	$ 26,679	$ 24,217	$ 81,115	$ 73,283
NAREIT Diluted FFO attributable to common stockholders per share	$0.65	$0.60	$1.97	$1.83
NAREIT FFO attributable to common stockholders	$ 26,679	$ 24,217	$ 81,115	$ 73,283
Add: Non-recurring items	—	1,260 (1)	262 (4)	824 (7)
FFO attributable to common stockholders, excluding non-recurring items	$ 26,679	$ 25,477	$ 81,377	$ 74,107
NAREIT FFO attributable to common stockholders	$ 26,679	$ 24,217	$ 81,115	$ 73,283
Non-cash income:				
Add: Straight-line rental adjustment	747	436	1,635	963
Add: Amortization of lease incentives	171	319	610	921 (8)
Less: Effective interest income	(2,696)	(1,762)	(6,524)	(4,551)
Net non-cash income	(1,778)	(1,007)	(4,279)	(2,667)
Non-cash expense:				
Add: Non-cash compensation charges	2,123	2,014	6,348	5,951
Add: Provision for credit losses	189	795 (2)	2,107 (5)	1,454
Net non-cash expense	2,312	2,809	8,455	7,405
Funds available for distribution (FAD)	27,213	26,019	85,291	78,021
Less: Non-recurring income	—	500 (3)	(1,570) (6)	(681) (9)
Funds available for distribution (FAD), excluding non-recurring items	$ 27,213	$ 26,519	$ 83,721	$ 77,340

(1) Represents the net of (2) and (3) below.
(2) Includes $760 of provision for credit loss related to the acquisition of the three skilled nursing centers accounted for as a financing receivable.
(3) Represents the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator.
(4) Represents the net of (5) and (6) below.
(5) Includes $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations.
(6) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.
(7) Represents (1) from above and (8) from below and the provision for credit losses related to the origination of two mortgage loans during 2Q22 and a $25,000 mezzanine loan during 1Q22 ($572) offset by the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).
(8) Includes a lease incentive balance write-off of $173 related to a closed property and lease termination.
(9) Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181) offset by (3) from above.

3Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 23

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED SEPTEMBER 30,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 26,679	$ 24,217	$ 27,213	$ 26,019
Non-recurring one-time items	—	1,260 (2)	—	500 (4)
FFO/FAD attributable to common stockholders excluding non-recurring items	26,679	25,477	27,213	26,519
Effect of dilutive securities:				
Participating securities	147	131	147	131
Diluted FFO/FAD excluding non-recurring items	$ 26,826	$ 25,608	$ 27,360	$ 26,650
Shares for basic FFO/FAD per share	41,153	40,270	41,153	40,270
Effect of dilutive securities:				
Stock options	—	1	—	1
Performance-based stock units	58	281	58	281
Participating securities	258	229	258	229
Shares for diluted FFO/FAD per share	41,469	40,781	41,469	40,781

	FFO		FAD	
FOR THE NINE MONTHS ENDED SEPTEMBER 30,	**2023**	**2022**	**2023**	**2022**
FFO/FAD attributable to common stockholders	$ 81,115	$ 73,283	$ 85,291	$ 78,021
Non-recurring one-time items	262 (1)	824 (3)	(1,570) (5)	(681) (6)
FFO/FAD attributable to common stockholders excluding non-recurring items	81,377	74,107	83,721	77,340
Effect of dilutive securities:				
Participating securities	440	—	440	—
Diluted FFO/FAD excluding non-recurring items	$ 81,817	$ 74,107	$ 84,161	$ 77,340
Shares for basic FFO/FAD per share	41,127	39,658	41,127	39,658
Effect of dilutive securities:				
Performance based stock units	58	281	58	281
Participating securities	255	—	255	—
Shares for diluted FFO/FAD per share	41,440	39,939	41,440	39,939

(1) Represents the net of a $1,832 of provision for credit losses related to the $121,321 acquisition accounted for as a financing receivable and $61,900 of mortgage loan originations and (5) below.

(2) Represents the net of a $760 of provision for credit loss related to the acquisition of the three skilled nursing centers accounted for as a financing receivable and (4) below.

(3) Represents (2) above, a lease incentive balance write-off of $173 related to a closed property and lease termination and the provision for credit losses related to the origination of two mortgage loans during 2Q22 and a $25,000 mezzanine loan during 1Q22 ($572) offset by the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181).

(4) Represents the lease termination fee of $500 paid to a former operator of 12 assisted living communities in exchange for cooperation and assistance in facilitating an orderly transition of the communities to another operator.

(5) Represents the prepayment fee and exit IRR related to the payoff of two mezzanine loans.

(6) Represents the lease termination fee received in connection with the sale of a 74-unit assisted living community ($1,181) offset by (4) from above.

3Q 2023 SUPPLEMENTAL REPORT

FINANCIAL I 24

3Q 2023 SUPPLEMENTAL REPORT 25 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) ACCOMPLISHMENTS TO DATE ESG I The Board committed to an ESG Initiative Appointed Cornelia Cheng as new Board member Board established an ESG committee to oversee practices and performance Created and published an Environmental Sustainability Commitment and Human Capital Management and Labor Rights Guidelines Enhanced our disclosures to highlight ESG initiatives Began aligning with the Sustainability Accounting Standards Board (SASB) reporting framework and adopted select United Nations Sustainable Development Goals (SDGs) in guiding us to provide shareholders with relevant information on our environmental impact Published Inaugural ESG Report 2020 2021 2022 ESG JOURNEY 2023 Visit our website to learn more about our ESG initiatives. www.LTCreit.com/ESG

3Q 2023 SUPPLEMENTAL REPORT ESG I 26 ESG (ENVIRONMENTAL, SOCIAL & GOVERNANCE) 2023 2023 ESG Agenda ENVIRONMENT • Measure and report on energy and water usage, and waste management at LTC across select operator portfolios • Continue to build out our use of ClimateCheck®, which provides detailed climate risk data for individual properties and portfolios, assessing exposure to extreme weather events • Enhance SASB reporting and initiate Task Force on Climate-Related Financial Disclosures (TCFD) reporting • Collect, analyze, and report environmental data for select properties in our portfolio SOCIAL • Continue to conduct annual employee survey • Enhance employee engagement programs GOVERNANCE • Update disclosures annually • Enhance stakeholder communication via proxy, website, and investor presentation

3Q 2023 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of September 2023 for investments as of September 30, 2023. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment and excludes real estate tax reimbursement, interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of September 2023 for investments as of September 30, 2023. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement, GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of September 2023 for investments as of September 30, 2023. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivable: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivable on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivable on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 27 GLOSSARY

3Q 2023 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Rental Income: Straight-line rental income and amortization of lease inducement. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property and mortgage loan receivables. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement and rental income from properties sold during the trailing twelve months. Financing receivables revenue includes cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenue includes cash interest income and effective interest from mortgage loans and construction loans during the trailing twelve months. Notes receivables revenue includes cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Unconsolidated JV revenue includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 28 GLOSSARY